Exhibit 23


                    Consent of Independent Public Accountants
                    -----------------------------------------



        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 11, 1997, (except with respect to certain matters discussed in Note 13, as to which the date is March 12, 1997) included in or incorporated by reference into ThermoSpectra Corporation's Annual Report on Form 10-K for the year ended December 28, 1996, into the Company's previously filed Registration Statements as follows: Registration Statement No. 33-99110 on Form S-3 and Registration Statement No. 33-80759 on Form S-8.



                                                      Arthur Andersen LLP



    Boston, Massachusetts
    March 17, 1997